Exhibit 99.1

GAN Reports Fourth Quarter and Full Year 2023 Financial Results

Following Shareholder Approval of Merger with Sega Sammy Holdings, the Company Expects Completion of Transaction in Late 2024 or Early 2025

Irvine, California | March 13, 2024: GAN Limited (NASDAQ: GAN) (the “Company” or “GAN”), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today reported its unaudited financial results for the quarter and year ended December 31, 2023.

Fourth Quarter 2023 Compared to Fourth Quarter 2022

●	Total revenue of $30.7 million decreased 17% or $6.2 million, compared to the prior year quarter.

●	B2B segment revenue was $11.8 million versus $14.1 million. The decrease was primarily driven by a decrease in our contractual revenue rates related to the expiration of an exclusivity period with a B2B customer.

●	B2C segment revenue was $18.9 million versus $22.8 million. The decrease was primarily driven by increased activity from the World Cup occurring in the fourth quarter of 2022.

●	Total segment contribution was $20.9 million versus $26.9 million. The decrease was primarily driven by decreases in both the aforementioned factors in the B2C and B2B segment revenues.

●	Operating expenses were $29.5 million versus $172.4. The decrease was primarily related to a $137.1 million non-cash impairment charge during the quarter ended December 31, 2022. In addition, Sales & Marketing, Product & Technology, and General & Administrative all decreased from the prior year period, which included cost savings initiatives largely consisting of a reduction in headcount.

●	Net loss of $9.4 million versus $147.7 million. The improvement in net loss was driven primarily by the non-cash impairment charge of $137.1 million recorded in the prior year.

●	Adjusted EBITDA was $(3.9) million versus $(0.4) million, primarily related to a decrease in revenue, which was partially offset by cost savings initiatives largely consisting of a reduction in headcount.

●	B2C KPI’s during the year were impacted by the World Cup in the prior year period while the current year did not have any significant international sports events.

●	B2B Gross Operator Revenue (“GOR”) totaled $384.7 million versus $365.8 million in the prior year quarter, a 5% increase. This increase was primarily driven by organic growth with our existing customer base in Pennsylvania, Michigan, New Jersey and Connecticut.

●	Subsequent to quarter end, GAN shareholders approved the previously announced merger agreement and merger of GAN and a subsidiary of SEGA SAMMY CREATION INC., an affiliate of SEGA SAMMY HOLDINGS INC.

Full Year 2023 Compared to Full Year 2022

●	Total revenue of $129.4 million decreased 9% compared to the prior year.

●	B2B segment revenue was $43.2 million versus $54.1 million. The 20% the decrease was primarily driven by a decrease in our contractual revenue rates related to the expiration of an exclusivity period with a B2B customer.

●	B2C segment revenue was $86.2 million versus $87.5 million, which was attributable to a decline in active customers in Latin America.

●	Total segment contribution was $90.7 million versus $99.9 million. The decrease was primarily related to the factors noted above impacting B2B revenue.

●	Operating expenses were $121.0 million versus $292.4 million. The decrease was primarily related to a $166.0 million non-cash impairment charge during the prior year period. The remaining decrease relates to a reduction in development activities that qualify for capitalization within our B2B segment.

●	Net loss of $34.4 million versus $197.5 million. The decrease in net loss was primarily driven by decreased operating expenses including a non-cash impairment charge in the prior year period as noted above.

●	Adjusted EBITDA was $(8.4) million versus $6.0 million primarily due to a decrease in revenue and development activities that qualify for capitalization within our B2B segment.

●	Cash was $38.6 million as of December 31, 2023, compared to $45.9 million as of December 31, 2022. The decline was primarily related to a decrease in our contractual revenue rates related to the expiration of an exclusivity period with a B2B customer. This was partially offset by lower operating expenses related to cost savings initiatives and exiting our content licensing arrangement in March of 2023.

●	B2C KPI’s during the year were impacted by the World Cup in the prior year period while the current year did not have any significant international sports events.

●	B2B Gross Operator Revenue (“GOR”) totaled $1,657.8 million versus $1,224.4 million in the prior year, a 35% increase. This increase was primarily driven by organic growth with our existing customer base in Pennsylvania, Michigan, New Jersey, and Connecticut.

Sega Sammy Transaction

The closing of the merger is expected to occur in late 2024 or early 2025, subject to the satisfaction or waiver of certain conditions to closing, including the approval of the merger and change in control of GAN by certain gaming authorities.

Conference Call Details

GAN will not host a conference call to discuss its quarterly financial results for the fourth quarter ended and year-end 2023 earnings release.

GAN Limited
Key Financial Highlights
(Unaudited, in thousands unless otherwise specified)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues
B2B	$11,802	$10,178	$14,140	$43,154	$54,045
B2C	18,913	19,639	22,807	86,265	87,483
Total revenues	$30,715	$29,817	$36,947	$129,419	$141,528

Profitability Measures
B2B segment contribution (1)	$9,507	$8,123	$11,907	$34,730	$42,797
B2B segment contribution margin (1)	80.6%	79.8%	84.2%	80.5%	79.2%
B2C segment contribution (1)	$11,396	$12,452	$15,004	$55,989	$57,097
B2C segment contribution margin (1)	60.3%	63.4%	65.8%	64.9%	65.3%
Net loss	$(9,376)	$(8,160)	$(147,709)	$(34,444)	$(197,498)
Adjusted EBITDA (7)	$(3,884)	$(2,522)	$(368)	$(8,395)	$6,042

Key Performance Indicators
B2B Gross Operator Revenue (2) (in millions)	$384.7	$424.1	$365.8	$1,657.8	$1,224.4
B2B Take Rate (3)	3.1%	2.4%	3.9%	2.6%	4.4%
B2C Active Customers (in thousands) (4)	236	244	331	500	559
B2C Marketing Spend Ratio (5)	28%	26%	24%	24%	21%
B2C Sports Margin (6)	6.5%	6.0%	6.5%	7.0%	6.9%

About GAN Limited

GAN is a leading business-to-business supplier of internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry and is a market-leading business-to-consumer operator of proprietary online sports betting technology internationally with market leadership positions in selected European and Latin American markets. In its B2B segment, GAN has developed a proprietary internet gambling enterprise software system, GameSTACK, which it licenses to land-based U.S. casino operators as a turnkey technology solution for regulated real money internet gambling, encompassing internet gaming, internet sports betting and social casino gaming branded as Simulated Gaming.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s strategic review, the Company’s anticipated trends in revenues (including new customer launches) and operating expenses, the anticipated improvement in profitability, the anticipated launch of regulated gaming in new U.S. states, the continued integration of Coolbet’s sports betting technology and international B2C operations, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those risks detailed under “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Key Performance Indicators and Non-GAAP Financial Measures

This release uses certain non-GAAP financial measures as defined in Securities and Exchange Commission rules. The Company reports financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and also communicates with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable U.S. GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of the Company’s financial results that are prepared in accordance with U.S. GAAP.

(1) The Company excludes depreciation and amortization in certain segment calculations.

(2) The Company defines B2B Gross Operator Revenue as the sum of its B2B corporate customers’ gross revenue from virtual simulated gaming (SIM), gross gaming revenue from RMiG, and gross sports wins from sportsbook offerings. B2B Gross Operator Revenue, which is not comparable to financial information presented in conformity with U.S. GAAP, gives management and users of our financial statements an indication of the extent of transactions processed through the Company’s B2B corporate customers’ platforms and allows management to understand the extent of activity that the Company’s platform is processing.

(3) The Company defines B2B Take Rate as a quotient of B2B segment revenue retained by the Company over the total Gross Operator Revenue generated by our B2B corporate customers. The B2B Take Rate gives management and users of our financial statements an indication of the impact of the statutory terms and the efficiency of the commercial terms on the business.

(4) The Company defines B2C Active Customers as a user that places a wager during the period. This metric allows management to monitor the customer segmentation, growth drivers, and ultimately creates opportunities to identify and add value to the user experience. This metric allows management and users of the financial statements to measure the platform traffic and track related trends.

(5) The Company defines B2C Marketing Spend Ratio as the total B2C direct marketing expense for the period divided by the total B2C revenues. This metric allows management to measure the success of marketing costs during a given period. Additionally, this metric allows management to compare across jurisdictions and other subsets, as an additional indication of return on marketing investment.

(6) The Company defines B2C Sports Margin as the ratio of wagers minus winnings to total amount wagered, adjusted for open wagers at period end. Sports betting involves a user placing a bet on the outcome of a sporting event with the chance to win a pre-determined amount, often referred to as fixed odds. Our B2C sportsbook revenue is generated by setting odds that are intended to provide a built-in theoretical margin in each sports bet offered to our users. This metric allows management to measure sportsbook performance against its expected outcome.

(7) Management uses the non-GAAP measure of Adjusted EBITDA to measure its financial performance. Specifically, it uses Adjusted EBITDA (i) as a measure to compare its operating performance from period to period, as it removes the effect of items not directly resulting from core operations, and (ii) as a means of assessing its core business performance against others in the industry, because it eliminates some of the effects that are generated by differences in capital structure, depreciation, tax effects and unusual and infrequent events. The Company defines Adjusted EBITDA as net loss before interest expense (income), net, income tax expense (benefit), depreciation and amortization, impairments, share-based compensation expense and related expense, restructuring costs, and other items which the Board of Directors considers to be infrequent or unusual in nature. The presentation of Adjusted EBITDA is not intended to be used in isolation or as a substitute for any measure prepared in accordance with U.S. GAAP and Adjusted EBITDA may exclude financial information that some investors may consider important in evaluating the Company’s performance. Because Adjusted EBITDA is not a U.S. GAAP measure, the way the Company defines Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in the industry.

Investor Contacts:

GAN Robert Shore Vice President, Investor Relations & Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman or Davis Snyder (312) 445-2870 GAN@alpha-ir.com

GAN Limited
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenue	$30,715	$29,817	$36,947	$129,419	$141,528

Operating costs and expenses
Cost of revenue(1)	9,812	9,242	10,036	38,700	41,634
Sales and marketing(2)	7,268	7,196	8,011	28,972	28,303
Product and technology(2)	8,277	9,150	10,267	38,243	35,195
General and administrative(1,2)	9,562	7,060	10,541	36,657	37,848
Impairment	—	—	137,149	—	166,010
Restructuring	—	—	—	—	1,771
Depreciation and amortization	4,378	4,339	6,414	17,161	23,276
Total operating costs and expenses	39,297	36,987	182,418	159,733	334,037
Operating loss	(8,582)	(7,170)	(145,471)	(30,314)	(192,509)
Other loss (income), net	1,041	1,264	(1,191)	3,992	1,047
Loss before income taxes	(9,623)	(8,434)	(144,280)	(34,306)	(193,556)
Income tax expense (benefit)	(247)	(274)	3,429	138	3,942
Net loss	$(9,376)	$(8,160)	$(147,709)	$(34,444)	$(197,498)

Loss per share, basic and diluted	$(0.21)	$(0.18)	$(3.46)	$(0.78)	$(4.66)

Weighted average ordinary shares outstanding, basic and diluted	44,866,086	44,699,951	42,637,897	44,180,600	42,359,523

(1) Excludes depreciation and amortization expense.

(2) During the second quarter of 2023, the Company completed a reorganization which resulted in the Company reclassifying its operating expenses between the sales and marketing, product and technology, and general and administrative. Prior year figures reflect this reclassification for analogous comparatives.

GAN Limited
Segment Revenue and Gross Profit (Unaudited)
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue
B2B
Platform and content license fees	$8,357	$7,240	$12,311	$31,466	$43,519
Development services and other	3,445	2,938	1,829	11,688	10,526
Total B2B revenue	11,802	10,178	14,140	43,154	54,045

B2C
Gaming	18,913	19,639	22,807	86,265	87,483
Total B2C revenue	18,913	19,639	22,807	86,265	87,483

Total revenue	$30,715	$29,817	$36,947	$129,419	$141,528

Gross Profit
B2B
Revenue	$11,802	$10,178	$14,140	$43,154	$54,045
Cost of revenue (1)	2,295	2,055	2,233	8,424	11,248
B2B segment contribution	9,507	8,123	11,907	34,730	42,797
B2B segment contribution margin	80.6%	79.8%	84.2%	80.5%	79.2%

B2C
Revenue	18,913	19,639	22,807	86,265	87,483
Cost of revenue (1)	7,517	7,187	7,803	30,276	30,386
B2C segment contribution	11,396	12,452	15,004	55,989	57,097
B2C segment contribution margin	60.3%	63.4%	65.8%	64.9%	65.3%

Total segment contribution	$20,903	$20,575	$26,911	$90,719	$99,894
Total segment contribution margin	68.1%	69.0%	72.8%	70.1%	70.6%

(1) Excludes depreciation and amortization expense

GAN Limited
Revenue by Geography (Unaudited)
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue by geography *
United States	$8,487	$7,459	$12,084	$31,758	$45,615
Europe	12,114	10,890	11,749	47,788	45,092
Latin America	7,145	9,132	11,168	39,935	44,078
Rest of the world	2,969	2,336	1,946	9,938	6,743
Total	$30,715	$29,817	$36,947	$129,419	$141,528

* Revenue is segmented based on the location of the Company’s customer.

GAN Limited
Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net loss	$(9,376)	$(8,160)	$(147,709)	$(34,444)	$(197,498)
Income tax expense (benefit)	(247)	(274)	3,429	138	3,942
Interest expense, net	1,118	1,264	1,758	5,003	4,279
Gain on amendment of Content Licensing Agreement	—	—	—	(9,718)	—
Loss on debt extinguishment	—	—	—	8,784	—
Contingent liability and related revaluation	(542)	(509)	(3,000)	(830)	(3,000)
Depreciation and amortization	4,378	4,339	6,414	17,161	23,276
Share-based compensation and related expense	785	818	1,591	5,511	7,262
Impairment	—	—	137,149	—	166,010
Restructuring	—	—	—	—	1,771
Adjusted EBITDA	$(3,884)	$(2,522)	$(368)	$(8,395)	$6,042

GAN Limited
Historical Normalized Revenue (Unaudited)
(in thousands)

	Three Months Ended,
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Revenue
Revenue	$30,715	$29,817	$33,758	$35,129
Normalized adjustments (1)	1,433	1,441	(2,331)	(529)
Normalized Revenue	$32,148	$31,258	$31,427	$34,600

Sports Margin
Actual sports margin	6.5%	6.0%	8.5%	7.1%
Normalized sports margin	7.0%	7.0%	7.0%	7.0%

(1) The adjustments are based on the effects of a normalized sports margin of 7.0% for the year.